UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On October 12, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing that it has entered into a definitive agreement with a subsidiary of Rio Tinto plc (“Rio Tinto”) pursuant to which UEC will acquire 100% of Rio Tinto’s wholly-owned Roughrider uranium development project (“Roughrider” or the “Project”) located in the Athabasca Basin in Saskatchewan, Canada (the “Transaction”).

Roughrider Acquisition Rationale and Highlights:

●
World-class Project in a Premier Uranium Mining Jurisdiction: Development-stage Roughrider Project has a non-current, historic resource of 58 million lbs at an average grade of 4.73% U3O8 situated in the eastern Athabasca Basin of Canada, where 10% of global uranium production was sourced in 2021.(1)(2)

●
Unlocking Value and Immediate Synergies with Recent UEX Acquisition: Roughrider will be a 100% owned cornerstone asset that when combined with recently acquired UEX Corporation (“UEX”) projects in the eastern Athabasca, positions UEC with a critical mass of resources to enhance future production plans. Recently acquired and nearby UEC projects to Roughrider include Raven-Horseshoe, Hidden Bay and Christie Lake.

●	Scaling up in Canada’s High-Grade Athabasca Basin: After Cameco and Orano, UEC now controls the largest diversified resource base, hosted in multiple assets in Canada’s Athabasca Basin.

●
Infrastructure, Nearby Operations and Long-Standing Uranium History: There are over 20 uranium deposits, five current and historically producing mines, and two uranium mills within a 100 km distance from Roughrider, providing excellent infrastructure for future development, including all-weather road infrastructure, an all-weather airstrip within seven km and robust electrical grid access, primarily generated from renewable hydroelectric sources.(3)

●
Leveraging a Decade of Development Work on Path to Production: Since acquiring Roughrider in 2012, Rio Tinto, one of the world’s largest and most experienced mine builders, advanced substantial pre-production and environmental baseline work including completion of dedicated geotechnical drilling, shaft vs. decline modelling, establishment of hydrogeological monitor wells, terrestrial and aquatic environmental assessments, heritage assessments, species at risk, and conceptual reclamation plan. This provides a strong foundation and substantial value for completion of upcoming technical reports, efficiently moving the Project forward to a production decision.(4)

●
Strong ESG Foundation: Starting from the environmental baseline work and ESG initiatives established by Rio Tinto, UEC intends to continue to develop and apply high industry standards in stakeholder engagement, safety, and environmental stewardship. UEC looks forward to engaging with local communities and other stakeholders in the Athabasca Basin in developing this Project for the benefit of future generations.

●
Fastest Growing Uranium Company in the World: UEC will have invested $570 million with the acquisitions of Uranium One Americas, Inc., UEX and Rio Tinto’s Roughrider to build the largest diversified North American focused uranium company.

Under the terms of the Transaction, upon close, Rio Tinto will receive $80 million in cash and 17,805,815 UEC common shares, valued at $70 million based on the 5-day VWAP of $3.93 per share as of October 7, 2022. The cash component of the Transaction will be fully funded using UEC’s existing balance sheet, which as of October 10, 2022 was over $173 million in cash and liquid assets.

Amir Adnani, President and CEO of UEC, stated: “With this accretive fully funded acquisition of the Roughrider Project, we’re able to achieve multiple objectives: 1) 100% owned, development-stage assets are rare in Canada’s Athabasca basin, and we’re adding a world-class project to anchor our Canadian high-grade conventional business; 2) unlock value from the recently acquired UEX portfolio in the eastern Athabasca Basin as we now have critical mass to advance our production plans; and 3) accelerate production plans for our Canadian high-grade conventional business given the advanced stage of Roughrider and the first-tier ESG, geotechnical and permitting work completed by Rio Tinto since 2012. We thank Rio Tinto for entrusting UEC with the Roughrider Project and welcome them as our new shareholder.”

Mr. Adnani concluded: “Our next steps for Roughrider will be to first complete an updated S-K 1300 technical report summary based on over 650 diamond drillholes already completed for a total of approximately 225,000 meters of drilling on the Project. UEC is currently engaging with consultants to develop a technical report update in the next few months. Second, UEC intends to progress permitting and a production study of Roughrider and optimize its integration with UEC’s existing Canadian platform. The acquisition builds on our strategic objective to create the leading Western supplier of secure and 100% unhedged uranium with a two-pronged platform: 1) near-term, fully permitted and low-cost US ISR production; and 2) a Canadian high-grade conventional pipeline.”

Notes:
1.	Subject to the completion of an S-K 1300 technical report summary by UEC after closing.
2.	World Nuclear Association – World Uranium Mining Production and Largest Producing Uranium Mines in 2021.
3.	Cameco Corporation 2021 ESG Report, SaskPower System Map accessible at https://www.saskpower.com
4.	Saskatchewan Environment Publication 2013-014, “Rio Tinto – Roughrider Advanced Exploration Program”, accessible at http://www.environment.gov.sk.ca/2013-014EISMainDoc

About the Roughrider Uranium Project

The Roughrider Project is a development stage, conventional uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions. The Project is located approximately 13 km west of Orano’s McClean Lake Mill, in close proximity to UEC’s existing Athabasca Basin properties, and covers an area of 597 hectares. The Roughrider West Zone was discovered by Hathor Exploration Ltd. (“Hathor”) during the winter drilling program in February 2008.

The Project’s geology is well understood due to the extensive study and drilling campaigns completed by Rio Tinto and Hathor. Hathor completed a Preliminary Economic Assessment, effective September 13, 2011 (the “Historic Roughrider Technical Report”)(1), which included the Roughrider East Zone and Roughrider West Zone and contemplated a conventional mining method. The Historic Roughrider Technical Report is not being treated as current by the Company.

The Historic Roughrider Technical Report included the following historic NI 43-101 compliant mineral resource estimates:

(a)
for the Roughrider West Zone, an indicated resource of 17.21 Mlbs of U3O8 (0.39 million tonnes at an average grade of 1.98% U3O8) and an inferred resource of 10.60 Mlbs of U3O8 (0.04 million tonnes at an average grade of 11.03% U3O8); and

(b)	for the Roughrider East Zone, an inferred resource of 30.13 Mlbs of U3O8 (0.12 million tonnes at an average grade of 11.58% U3O8).

The 2011 Historic Roughrider Technical Report resource statement did not include the Far East Zone of the deposit, which may represent additional geological upside. Rio Tinto has not disclosed any updated resource or reserve estimates for the Project.

The Company is treating the Historic Roughrider Technical Report and the mineral resource estimate therein as historical in nature and notes that a Qualified Person has not done sufficient work to classify the historical estimates as current mineral resources. There are no other recent estimates or data available for the Roughrider Project. The Company is disclosing the estimates contained in the Historic Roughrider Technical Report for illustrative purposes and to provide readers with relevant information regarding the Roughrider Project. There are numerous uncertainties inherent in historical estimates, which are subject to all the assumptions, parameters and methods used to prepare such estimates, and while the reliability of the historical estimates is considered reasonable, a Qualified Person has not done sufficient work to allow UEC to classify the historical estimates as a current mineral resource.

Rio Tinto continued to advance the Project after its acquisition of Hathor. In July 2013, Rio Tinto submitted a 101-page Advanced Exploration Program proposal for consideration to the Saskatchewan Ministry of Environment.(2) The program was intended to initiate an Environmental Impact Assessment (“EIA”) review of the program, with the program intended to provide direct data related to the ore and mine development design. The proposal involved establishment of an upgraded access road, development of an exploration shaft, exploration drifts, operation of a water treatment facility, additional surface support structures and temporary surface storage of both development rock and low-grade waste. A substantial amount of EIA baseline work and community engagement were included in the work submission. The application was accepted, and the project was approved to begin the EIA review process, but no official determination was completed. Rio Tinto subsequently upgraded the access road but did not proceed with the remainder of the proposed program.

Notes:
1.
NI 43-101 Preliminary Economic Assessment Technical Report on the East and West Zones Roughrider Uranium Project, Saskatchewan (effective date of September 13, 2011); a copy of which is available under Hathor’s profile on SEDAR. These resources are reported in accordance with the CIM Definition Standards.

2.	Saskatchewan Environment Publication 2013-2014, “Rio Tinto – Roughrider Advanced Exploration Program”, accessible at http://www.environment.gov.sk.ca/2013-014EISMainDoc.

The technical information in this news release has been reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, being a Qualified Person under Item 1302 of Regulation S-K.

Transaction Conditions & Timing

The Transaction is subject to closing conditions customary for a transaction of this nature, with closing expected to occur before month end.

Advisors and Counsel

Rothschild & Co and BMO Capital Markets are acting as financial advisor to UEC in connection with the Transaction. McMillan LLP is acting as legal advisor to UEC.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	News Release dated October 12, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: October 12, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer